C&S 510 (Rev. 8/96)

                                                           Exhibit 3(i)




             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                              (FOR BUREAU USE ONLY)


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Name

         Robert J. Krueger
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Address  Honigman Miller Schwartz and Cohn
         2290 First National Building
----------------------------------------------                   EFFECTIVE DATE:
City                   State                      Zip Code
Detroit,              Michigan                   48226-3583
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DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE




                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)


  Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:
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1. The present name of the corporation is:

       Rock Financial Corporation
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2. The identification number assigned by the Bureau is:          242-863

3. All former names of the corporation are:


       Rock Mortgage Corporation

4. The date of filing the original Articles of Incorporation was:  June 21, 1985
                                                                 ---------------

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  The following Restated Articles of Incorporation supersede the Articles of
  Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
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         The name of the corporation is:  Rock Financial Corporation

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ARTICLE II
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         The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

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ARTICLE III
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         The total authorized shares:

1.       Common Shares              50,000,000, par value $0.01 per share
                            ---------------------------------------------

         Preferred Shares           1,000,000, par value $0.01 per share
                            --------------------------------------------

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

                  a. Preferred Shares. The Board of Directors may cause the Corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

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ARTICLE IV
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1.       The address of the current registered office is:

         30600 Telegraph Road            Bingham Farms,    Michigan       48025
         -------------------------------------------------          ------------
         (Street Address)                   (City)                    (ZIP Code)

2. The mailing address of the current registered office, if different than above:

                                                           Michigan
         -------------------------------------------------          ------------
         (Street Address or P.O. Box)       (City)                   (ZIP Code)

3.       The name of the current resident agent is:   The Corporation Company
                                                   -----------------------------


ARTICLE V
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         Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

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


ARTICLE VI
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         To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereinafter in effect, no director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article VI shall not adversely affect any right or protection of any director of the Corporation existing immediately prior to, or for, or with respect to, any acts or omissions occurring before, such repeal or modification.

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ARTICLE VII
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         Pursuant to Section 784(1)(b) of the Michigan Business Corporation Act,
the Corporation expressly elects not to be governed by Chapter 7A of the Michigan Business Corporation Act, being Sections 775 through 784 of the
Michigan Business Corporation Act; provided that the Corporation's Board of Directors may terminate this election in whole or in part by action of the majority of directors then in office.

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


ARTICLE VIII
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         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three or more than fifteen directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1998 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, commencing in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly-created directorships are filled by the Board, the additional directors shall be classified as provided by the Board.

         A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly-created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors may be filled only by the Board by an affirmative vote of a majority of the directors then in office. If the number of directors then in office is less than a quorum, such newly-created directorships and vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify. A director or the entire Board of Directors may be removed only for cause.

         Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Shares or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Restated Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article.

         This Article VIII may not be amended by less than unanimous written consent of shareholders, and may only be amended by the affirmative vote of holders of 90% of the outstanding Common Shares of the Corporation, in addition to the vote otherwise required by the Michigan Business Corporation Act.

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ARTICLE IX
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         No action by written consent of holders of less than all of the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors before the consent of shareholders is executed.

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

(ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)
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  5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE
     UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

     a. [ ] These Restated Articles of Incorporation were duly adopted on the ________ day of __________________, 19_______, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

           Signed this             day of                   , 19           .
                       ----------        -----------------      -----------

     ------------------------------       --------------------------------------

     ------------------------------       --------------------------------------
     (Signatures of Incorporators; Type or Print Name Under Each Signature)

     b. [X] These Restated Articles of Incorporation were duly adopted on the 18th day of February, 1998 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

        [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

        [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

        [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

        [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.


                        Signed this          day of              , 1998
                                   ---------        -------------


                        By
                           -----------------------------------------------------
                           (Signature of President, Vice-President, Chairperson, or Vice-Chairperson)


                           Daniel B. Gilbert, President
                           -----------------------------------------------------
                             (Type or Print Name)        (Type or Print Title)

C&S 510


Name of person or organization                            Preparer's name and
remitting fees:                                           business telephone
                                                          number:

     Rock Financial Corporation                              Robert J. Krueger
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                                                          (313) 256-7675
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                          INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

   Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson of the corporation.

9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

   NONREFUNDABLE FEE......................................................$10.00
   TOTAL MINIMUM FEE......................................................$10.00
   ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
      each additional 20,000 authorized shares or portion thereof.........$30.00 maximum fee per filing for first 10,000,000 authorized shares....$5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares..............................................$30.00 maximum fee per filing for authorized shares in excess of 10,000,000 shares.......................................................$200,000.00

10. Mail form and fee to:                              The office is located at:


 Michigan Department of Consumer and Industry          6546 Mercantile Way
 Services Corporation, Securities and Land             Lansing, MI  48910
 Development Bureau                                    (517) 334-6302
 Corporation Division
 P.O. Box  30054
 Lansing, MI  48909-7554